Exhibit C

SUFFOLK BANCORP 2009 STOCK INCENTIVE PLAN

1. PURPOSE. The purpose of the Suffolk Bancorp 2009 Stock Incentive Plan (the “Plan”) is to provide a means by which Suffolk Bancorp (the “Corporation”) may attract and retain persons of ability as employees and directors and motivate such employees and directors to exert their best efforts on behalf of the Corporation and any Subsidiary or Affiliate of the Corporation through the grant of Options and Stock Appreciation Rights to eligible employees. For the purposes of this Plan, the term “Subsidiary” means a subsidiary corporation as defined by Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), and the term “Affiliate” means any entity controlled by, controlling, or under common control with, the Corporation. This Plan is intended to be a successor to the Corporation’s 1999 Stock Option Plan, which was approved by the stockholders of the Corporation. Following the date that this Plan is approved by the Corporation’s stockholders, no further awards of any kind shall be granted pursuant to the Corporation’s 1999 Stock Option Plan, it being understood that outstanding awards under the Corporation’s 1999 Stock Option Plan will continue to be settled pursuant to the terms of that plan.

2. COMMON STOCK SUBJECT TO PLAN.

1. Plan Maximums. The maximum number of shares of common stock, par value $2.50 per share, of the Corporation (“Common Stock”) that may be delivered to Participants (and their beneficiaries) pursuant to Options and Stock Appreciation Rights granted under the Plan shall be 500,000. The maximum number of shares of Common Stock that may be issued pursuant to Options intended to be Incentive Stock Options shall be 500,000. If any Option or Stock Appreciation Right granted under the Plan ceases to be exercisable, expires, lapses or is forfeited or canceled, in whole or in part, or any Option or Stock Appreciation Right is settled for cash, the shares of Common Stock underlying that Option or Stock Appreciation Right shall again be available for distribution under the Plan.

2. Individual Limits. No Participant may be granted Options or Stock Appreciation Rights or any combination thereof relating to more than 20,000 shares of Common Stock under the Plan during any calendar year.

3. Adjustments. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Corporation, the Board of Directors of the Corporation (the “Board”) or the Committee shall make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan and the maximum limitations upon Options and Stock Appreciation Rights to be granted to any Participant contained in Section 2(a) and Section 2(b), in the number and kind of shares of Common Stock or other securities subject to outstanding Options or Stock Appreciation Rights and the Exercise Price of outstanding Options and Stock Appreciation Rights and/or such other equitable substitutions or adjustments as it may determine to be appropriate in its sole discretion. In the case of a merger or similar transaction, such adjustments may include the cancellation of outstanding Options and Stock Appreciation Rights in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Options or Stock Appreciation Rights, as determined by the Committee or the Board in its sole discretion (in the case of a transaction in which holders of Common Stock receive consideration other than equity securities, any such determination by the Committee or the Board that the value of an Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such transaction over the Exercise Price shall conclusively be deemed valid). “Committee” means a committee appointed by the Board which shall consist of two or more non-employee directors meeting the independence requirements of the national securities exchange on which shares of Common Stock are listed, each of whom is intended to be (i) to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a “non-employee director” as defined in Rule 16b-3 of the Exchange Act and (ii) to the extent required by Section 162(m) of the Code and any regulations promulgated thereunder, an “outside director” as defined under Section 162(m) of the Code.

4. Section 409A of the Code. Notwithstanding the provisions of Section 2(c): (i) any adjustments to Options or Stock Appreciation Rights that constitute “deferred compensation” under Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (ii) any adjustments to Options or Stock Appreciation Rights that do not constitute

“deferred compensation” under Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, such Options or Stock Appreciation Rights either (A) continue not to be subject to Section 409A of the Code or (B) comply with the requirements of Section 409A of the Code and the regulations promulgated thereunder; and (iii) in any event, neither the Board nor the Committee shall have the authority to make any adjustments to Options or Stock Appreciation Rights to the extent that the existence of such authority would cause an Option or Stock Appreciation Right that is not intended to be subject to Section 409A of the Code to be subject thereto.

3. ADMINISTRATION OF THE PLAN

1. Committee Composition and Authority. The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board. Subject to governing law and the Plan, the Committee shall have authority in its discretion to interpret all provisions of the Plan, to determine the number of shares of Common Stock to be covered by each Option or Stock Appreciation Right granted hereunder, to determine the terms and conditions of any Option or Stock Appreciation Right, to prescribe the form of any instrument evidencing any Option or Stock Appreciation Right granted hereunder (in each case, an “Award Agreement”), to adopt, amend and rescind general and special rules and regulations for the administration of the Plan and to make all other determinations necessary or advisable for the administration of the Plan.

2. Delegation. Subject to governing law and the terms of the Plan, the Committee may delegate the authority granted to it under Section 3(a); provided, however, that the Committee may not delegate such authority (i) as to Options or Stock Appreciation Rights that are made to executives who are considered “insiders” for the purposes of Section 16 of the Exchange Act or (ii) in a manner that would cause an Option or Stock Appreciation Right not to qualify for, or to cease to qualify for, the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, as amended from time to time, or any successor provision thereto.

3. Procedures. The Committee shall keep minutes of its meetings. All actions of the Committee shall be taken by a majority of its members. Any act approved in writing by a majority of the Committee members shall be fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. Members of the Committee shall be appointed by and shall serve at the pleasure of the Board. Any vacancies in the membership of the Committee shall be filled by an appointment by the Board. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable from time to time and to interpret the terms and provisions of the Plan.

4. ELIGIBILITY. Options or Stock Appreciation Rights under the Plan may be granted to such directors and employees, including officers and directors who are also employees, of the Corporation, a Subsidiary or Affiliate that the Committee deems to be key employees or directors who in the judgment of the Committee are considered important to the future of the Corporation, a Subsidiary or Affiliate (any such individual selected by the Committee to receive an Option or Stock Appreciation Right, a “Participant”).

5. OPTIONS AND STOCK APPRECIATION RIGHTS.

1. Types of Options. An option to purchase shares of Common Stock (an “Option”) may be granted hereunder at such times, in such amounts and, to the extent not inconsistent with the Plan, on such terms as the Committee shall determine. Options may be granted alone or with a related Stock Appreciation Right and may be of two types: “Incentive Stock Options,” which are Options designated as, and qualified as, “incentive stock options” within the meaning of Section 422 of the Code, and “Nonqualified Stock Options,” which are Options that are not Incentive Stock Options. To the extent that any Option is not designated (in the Award Agreement or otherwise) as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option on or subsequent to its Grant Date, it shall constitute a Nonqualified Stock Option. “Grant Date” means (i) the date on which the Committee by resolution selects a Participant to receive a grant of an Option and determines the number of shares of Common Stock to be subject to such Option, or (ii) such later date as the Committee shall provide in such resolution.

2. Stock Appreciation Rights. An Award Agreement for any Option may provide the Participant with the right (a “Stock Appreciation Right”), from time to time, to elect to cancel all or any portion of the Option then subject to exercise, in which event the Corporation’s obligation under such Option may be discharged by the issuance or transfer to the Participant of an amount in cash, shares of Common Stock, or both, in value equal to the product of (i) the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the Exercise Price of the applicable Stock Appreciation Right, multiplied by (ii) the number of shares of Common Stock in respect of which the Stock Appreciation Right has been exercised. The Award Agreement for each Stock Appreciation Right shall specify whether payment is to be made in cash or shares of Common Stock or both, or reserve to the

Committee or the Participant the right to make that determination prior to or upon exercise of the Stock Appreciation Right. Stock Appreciation Rights shall be granted only in conjunction with a related Option, shall be exercisable only at such time or times and to the extent that the related Option is exercisable, and shall have the same Exercise Price as the related Option. A Stock Appreciation Right shall terminate or be forfeited upon the exercise or forfeiture of the related Option, and the related Option shall terminate or be forfeited upon the exercise or forfeiture of the related Stock Appreciation Right. In the event that a Participant exercises a Stock Appreciation Right, the number of shares of Common Stock as to which such Stock Appreciation Right was exercised shall no longer be available for use under the Plan. Any such Stock Appreciation Right shall expire no later than the expiration of the Term of the related Option. During the lifetime of the Participant to whom a Stock Appreciation Right is granted, it shall be exercisable only by such Participant.

3. Term. Each Award Agreement shall specify the period for which an Option is granted (the “Term”) and shall provide that the Option shall expire at the end of such period; provided that in no event shall an Option be exercisable more than 10 years from the Grant Date.

4. Exercise Price. The exercise price per share of Common Stock subject to an Option (the “Exercise Price”) shall be determined by the Committee and set forth in the Award Agreement; provided, however, that the Exercise Price of an Option shall not be less than 100% of the Fair Market Value on the Grant Date of such Option; and provided, further, that the Exercise Price of an Option which is intended to qualify as an Incentive Stock Option shall comply with the rules for Incentive Stock Options set forth in Section 5(l).

5. Vesting and Exercisability. Except as otherwise provided herein, Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may at any time accelerate the exercisability of any Option or Stock Appreciation Right.

6. Termination of Employment. Unless otherwise provided in the applicable Award Agreement and subject to Section 7, a Participant’s Options and related Stock Appreciation Rights, if any, shall be forfeited upon his or her Termination of Employment, except as set forth below:

(a) Death. Upon a Participant’s death (A) while an employee of the Corporation, a Subsidiary or an Affiliate or (B) within three months following his or her Termination of Employment on account of disability, any Option or Stock Appreciation Right held by such Participant may be exercised, to the extent exercisable as of the date of such Participant’s death, until the earlier of (x) the expiration of the original Term or (y) two years after such Participant’s death.

(b) Disability. Upon a Participant’s Termination of Employment by reason of the Participant’s disability, if such Participant has not died within the three months following such Termination of Employment, any Option or Stock Appreciation Right held by such Participant may be exercised, to the extent exercisable as of the date of Termination of Employment, until the earlier of (A) the expiration of the original Term or (B) one year after such Termination of Employment.

(c) Retirement; Involuntary Termination. Upon a Participant’s Termination of Employment (A) due to “Retirement,” either (1) as defined by the Corporation’s tax-qualified retirement plans or (2) as determined by the Committee in its sole discretion or (B) involuntarily other than for Cause, death or disability, any Option or Stock Appreciation Right held by such Participant may be exercised, to the extent exercisable as of the date of such Termination of Employment, until the earlier of (x) the expiration of the original Term and (y) three months after such Termination of Employment. For purposes of the Plan, a Termination of Employment for “Cause” shall mean a Termination of Employment by reason of a Participant’s commission of a felony, fraud or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Corporation, a Subsidiary or an Affiliate, in each case as the Committee may determine in its sole discretion.

(d) Change in Control. Unless otherwise provided in the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason other than for Cause during the twenty-four month period following a Change in Control, any Option or Stock Appreciation Right held by such Participant may be exercised, to the extent exercisable as of the date of such Termination of Employment, until the earlier of (A) the expiration of the original Term and (B) one year after such Termination of Employment.

(e) Other Terminations. If the employment of a Participant to whom an Option or Stock Appreciation Right is granted is terminated for any reason other than those provided in the immediately preceding clauses (i) through (iv), the right to exercise such Option or Stock Appreciation Right, whether vested or unvested, shall terminate on the date on which such Termination of Employment occurs.

7. Payment of Exercise Price upon Exercise. Options and Stock Appreciation Rights may be exercised, in whole or in part, during the Term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock as to which such Option or Stock Appreciation Right is being exercised. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the purchase price (which shall equal the product of the number of shares of Common Stock as to which the Option is being exercised multiplied by the Exercise Price) by certified or bank check or such other instrument as the Corporation may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Option (based on the Fair Market Value on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already-owned shares of Common Stock of the same class as the Common Stock subject to the Option may be authorized only at the time the Option is granted and; provided, further, that such already-owned shares of Common Stock shall have been held by the Participant for at least six months at the time of exercise or were purchased on the open market.

8. Rights of Stockholders. An Option or Stock Appreciation Right shall not entitle the holder thereof to the rights of a stockholder of the Corporation and no Option or Stock Appreciation Right shall have the right to vote or the right to receive any dividends or other distributions.

9. Nontransferability of Options and Stock Appreciation Rights. No Option shall be transferable other than by a will of a Participant or by the laws of descent and distribution. During a Participant’s lifetime, an Option shall be exercisable only by the Participant or by the Participant’s attorney-in-fact or conservator, unless such exercise by the attorney-in-fact or conservator would disqualify an Option as an Incentive Stock Option. A Stock Appreciation Right shall be transferable only with the related Option and only to the extent the Option is transferable pursuant to this Section 5(i).

10. No Dividend Equivalents. No dividend equivalents may be granted in connection with any Option or Stock Appreciation Right.

11. No Repricing. Notwithstanding any other provision of this Plan, in no event may any Option or Stock Appreciation Right be amended, other than pursuant to Section 2(c), to decrease the exercise price thereof, be cancelled in conjunction with the grant of any new Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Option or Stock Appreciation Right, unless such amendment, cancellation or action is approved by the Corporation’s stockholders.

12. Additional Rules for Incentive Stock Options. Should any provision of the Plan not be necessary in order for any Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Corporation. Any Option intended to qualify as an Incentive Stock Option shall be subject to the following terms and conditions:

(a) If the aggregate Fair Market Value, determined on the Grant Date, of the shares of Common Stock as to which Incentive Stock Options are exercisable for the first time during any calendar year under the Plan or any other stock option plan of the Corporation, any Subsidiary, or parent corporation (within the meaning of Section 424(e) of the Code) (such entities, together, the “ISO Eligible Entities”) exceeds $100,000, such Options shall be deemed Nonqualified Stock Options;

(b) If a Participant who is an employee of an ISO Eligible Entity does not remain employed by an ISO Eligible Entity from the time an Incentive Stock Option is granted to such Participant until 3 months prior to the date of exercise of such Incentive Stock Option (or such other period as required by law), such Option shall be treated as a Nonqualified Stock Option; and

(c) No Option which is intended to qualify as an Incentive Stock Option may be granted to any Participant who, at the time of such grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, unless (A) the Exercise Price thereof equals no less than 110% of the Fair Market Value on the Grant Date of such Option and (B) the Term of such Option does not exceed five years.

6. FAIR MARKET VALUE. “Fair Market Value” means, unless otherwise determined by the Committee, the closing price of a share of Common Stock on the national securities exchange on which shares of Common Stock are traded on the date of measurement, or if shares of Common Stock were not traded on the applicable national securities exchange on such measurement date, then on the next preceding date on which such shares were traded, all as reported by such source as the Committee may select. If the Common Stock is not listed on a national securities exchange, Fair Market Value shall be determined by the Committee in its good faith discretion, taking into account, to the extent appropriate, the requirements of Section 409A of the Code.

7. CHANGE IN CONTROL

1. Impact of Event. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided in the applicable Award Agreement, upon a Change in Control all then-outstanding Options and Stock Appreciation Rights immediately shall become fully vested and exercisable.

2. Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the first to occur of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of Common Stock (the “Outstanding Corporation Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following shall not constitute a Change in Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 7(b); or

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest for the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

3. Section 409A of the Code. Notwithstanding the foregoing, if any Option or Stock Appreciation Right is subject to Section 409A of the Code, this Section 7 shall be applicable only to the extent specifically provided in the Award Agreement and as permitted pursuant to Section 10(c).

8. TERM, TERMINATION AND AMENDMENT

1. Term and Termination. The Plan will have a term of ten years, and will terminate on the tenth anniversary of the Effective Date. Options or Stock Appreciation Rights outstanding as of such date shall not be affected or impaired by the termination of the Plan.

2. Amendment of Plan. The Board may amend, alter or discontinue this Plan at any time, but no amendment, alteration or discontinuation shall be made that would impair the rights of the holder of any Option or Stock Appreciation Right theretofore granted without the holder’s consent, except such an amendment made to cause the Plan to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Corporation’s stockholders to the extent such approval is required by applicable law or stock exchange rules.

3. Amendment of Options or Stock Appreciation Rights. The Committee may amend the terms of any Option or Stock Appreciation Right, prospectively or retroactively, but no such amendment shall impair the rights of the holder of any Option or Stock Appreciation Right theretofore granted without the holder’s consent, except such an amendment made to cause the Plan, an Option or a Stock Appreciation Right to comply with applicable law (including without limitation Section 409A of the Code), stock exchange rules or accounting rules. Notwithstanding the foregoing, no amendment may be made that would cause a payment for any Option or Stock Appreciation Right to be subject to taxes or penalties imposed pursuant to Section 409A of the Code.

9. EFFECTIVE DATE. The Plan shall be effective as of February 23, 2009 (the “Effective Date”), subject to approval by the stockholders of the Corporation.

10. GENERAL PROVISIONS

1. Termination of Employment. For purposes of the Plan, a “Termination of Employment” shall mean, unless otherwise provided in the applicable Award Agreement, the termination of the applicable Participant’s employment with, or performance of services for, the Corporation or any Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence, and transfers among the Corporation and Subsidiaries and Affiliates, shall not be considered Termination of Employment. Notwithstanding the foregoing, for any Option or Stock Appreciation Right that constitutes “nonqualified deferred compensation” under Section 409A of the Code, (i) “Termination of Employment” shall mean a “separation from service” as defined under Section 409A of the Code and (ii) no payment with respect to any such Option or Stock Appreciation Right shall be made on account of a Participant’s Termination of Employment until the date that the Participant experiences a “separation from service” as defined under Section 409A of the Code (or, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, the earlier of (A) the date of the Participant’s death and (B) the date that is six months following the date of the Participant’s “separation from service”).

2. Investment Representation; Compliance with Other Laws and Regulations. The Committee may require each person purchasing or receiving shares of Common Stock pursuant to an Option or Stock Appreciation Right to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for any such shares of Common Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

(a) Listing or approval for listing upon notice of issuance, of such shares on the NASDAQ Stock Market or such other securities exchange as may at the time be the principal market for the Common Stock;

(b) Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(c) Obtaining any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

3. Section 409A of the Code. It is the intention of the Corporation that no Option or Stock Appreciation Right shall constitute “deferred compensation” under Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided in the immediately following sentence, and the Plan and the terms and conditions of all Options and Stock Appreciation Rights shall be interpreted accordingly. The terms and conditions governing any Options or Stock Appreciation Rights that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or shares and any rules regarding treatment of such Options or Stock Appreciation Rights in the event of a Change in Control, shall be set forth in the applicable Award Agreement, and shall comply in all respects with Section 409A of the Code.

4. Section 162(m) of the Code. The provisions of this Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Participant who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such Option or Stock Appreciation Right is expected to be deductible to the Corporation qualify for the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, and all such Options or Stock Appreciation Rights, and this Plan, shall be interpreted and operated consistent with that intention.

5. Section 16(b). The provisions of this Plan are intended to ensure that no transaction under the Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) (“Section 16(b)”) of the Exchange Act. Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

6. Options and Stock Appreciation Rights Valid Notwithstanding Committee Composition. Any provision of the Plan to the contrary notwithstanding, if for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance will not affect the validity of any action of the Committee, including without limitation the grant of an Option or Stock Appreciation Right or any interpretation of the Plan.

7. No Rights to Continued Employment. The Plan and any Option or Stock Appreciation Right granted under the Plan shall neither confer upon any Participant any right of continued employment by the Corporation or by any Subsidiary or Affiliate, nor shall it interfere in any way with the right of an employer to terminate the Participant’s employment at any time.

8. Effect of the Plan on Other Stock Plans. Except as otherwise provided in the Plan, the adoption of the Plan shall have no effect on awards made or to be made pursuant to other stock plans covering employees of the Corporation, a Subsidiary, an Affiliate, a parent corporation or any predecessors or successors thereto.

9. Unfunded Status of Plan. It is presently intended that the Plan constitute an “unfunded” plan for incentive compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

10. Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes as to any Option or Stock Appreciation Right under the Plan, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld from payment of such amount. Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, including Common Stock issued in connection with the Option or Stock Appreciation Right that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements, and the Corporation and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

11. Written Materials; Electronic Documents. Electronic documents may be substituted for any written materials required by the terms of the Plan, including, without limitation, Award Agreements.

12. Governing Law. The Plan and all Options or Stock Appreciation Rights granted, and actions taken, thereunder shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.